UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under §240.14a-12

Bolt Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required
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Fee paid previously with preliminary materials.
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

900 Chesapeake Drive

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2022

AT 11:00 A.M. PACIFIC TIME

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Bolt Biotherapeutics, Inc., a Delaware corporation (the “Company” or “Bolt Bio”). The 2022 Annual Meeting of Stockholders will be held on June 10, 2022, at 11:00 a.m., Pacific Time. The 2022 Annual Meeting of Stockholders will be convened and held entirely online due to the public health concerns regarding the coronavirus (COVID-19) pandemic and to support the health and well-being of our partners, employees, and stockholders. You will be able to attend and participate online in the 2022 Annual Meeting of Stockholders by visiting www.proxydocs.com/BOLT, where you will be able to listen to the meeting live, submit questions, and vote.

The 2022 Annual Meeting of Stockholders is being convened to conduct the following business:

1.
To elect three Class I directors to serve until our 2025 Annual Meeting of Stockholders;
2.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
3.
To conduct any other business properly brought before the 2021 Annual Meeting of Stockholders.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the 2022 Annual Meeting of Stockholders is April 14, 2022. Only stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the 2022 Annual Meeting of Stockholders or any adjournment thereof. A list of stockholders of record at the close of business on the April 14, 2022 record date will be available during the Annual Meeting at www.proxydocs.com/BOLT and electronically for 10 days prior to the Annual Meeting to registered stockholders for any legally valid purpose related to the Annual Meeting. For access to the stockholder list, please contact us at investors@boltbio.com.

The Board of Directors recommends that you vote as follows on the matters to be presented to stockholders at the 2022 Annual Meeting of Stockholders:

1.
FOR the election of each of the Class I director nominees named in Proposal No. 1 of the Proxy Statement; and
2.
FOR the ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.

Your vote is very important. Whether or not you attend the 2022 Annual Meeting of Stockholders (by logging into www.proxydocs.com/BOLT), it is important that your shares be represented. We encourage you to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, and submit your proxy on the internet, by phone or by mail in accordance with the instructions in the Notice of Internet Availability of Proxy Materials. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options. If you receive more than one set of Proxy Materials or Notice of Internet Availability because your shares are registered in different names or addresses, each proxy should be signed and submitted to ensure that all of your shares will be voted. Instructions on how to attend the meeting webcast, ask questions or vote your shares online will also be included with the Notice of Internet Availability of Proxy Materials, and are provided in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

On behalf of the Board of Directors, thank you for your participation in this important annual process.

/s/ William P. Quinn
William P. Quinn Chief Financial Officer and Secretary
April 28, 2022

You are cordially invited to attend the 2022 Annual Meeting of Stockholders by logging into www.proxydocs.com/BOLT and following the attendance instructions on the website. Whether or not you expect to attend the 2022 Annual Meeting of Stockholders, please vote on the internet, by phone or by mail as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy prior to the meeting, you may still attend the meeting online and submit your vote prior to voting being closed at www.proxydocs.com/BOLT. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2022 Annual Meeting of Stockholders, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

Why am I receiving these materials?

We sent you a Notice of Internet Availability of Proxy Materials because the board of directors of Bolt Biotherapeutics, Inc. (the “Board”) is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 10, 2022 at 11:00 a.m., Pacific Time. The meeting will be held virtually, via a live webcast at www.proxydocs.com/BOLT.

We invite you to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy over the internet or by phone by following the instructions provided in the notice or, if you request printed copies of the Proxy Materials by mail, you may vote by mail.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We intend to mail the Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 14, 2022 (the “Record Date”) for the first time on or about April 28, 2022. The Notice of Internet Availability of Proxy Materials will contain instructions on how to access and review our Annual Meeting materials, how to access the live webcast of the Annual Meeting, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our Proxy Materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “SEC Filings” section of our website at https://investors.boltbio.com/financial-information/sec-filings.

As used in this Proxy Statement, “Bolt Bio,” the “Company,” “we” or “us” refer to Bolt Biotherapeutics, Inc., a Delaware corporation.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 14, 2022 will be entitled to vote at the Annual Meeting. On the Record Date, there were 37,471,669 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 14, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. The notice will be sent to you by mail and via the internet directly by us. As a stockholder of record, you may vote online during the live webcast of the meeting at www.proxydocs.com/BOLT, or vote by proxy. Whether or not you plan to attend the Annual Meeting online, we urge you to vote on the internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the Proxy Materials as instructed in the notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 14, 2022, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. You are also invited to attend the Annual Meeting online, as instructed in this Proxy Statement. However, since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

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Proposal 1: To elect each of the Board’s three nominees as a Class I director to serve until our 2025 Annual Meeting of Stockholders.

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Proposal 2: To ratify the selection by our Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our year ending December 31, 2022.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How are Proxy Materials distributed?

Under rules adopted by the SEC, we are sending the notice to our stockholders of record and beneficial owners as of April 14, 2022. Stockholders will have the ability to access the Proxy Materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, on the internet at www.proxydocs.com/BOLT or to request a printed or electronic set of the Proxy Materials at no charge. Instructions on how to access the Proxy Materials over the internet and how to request a printed copy may be found on the notice.

In addition, any stockholder may request to receive Proxy Materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future Proxy Materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of Annual Meetings on the environment. A stockholder who chooses to receive future Proxy Materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive Proxy Materials by email will remain in effect until the stockholder terminates it.

How do I vote?

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For Proposal 1, you may vote “For” or “Withhold” your vote from each individual nominee.

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For Proposal 2, you may vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of April 14, 2022, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

1.
To vote online during the Annual Meeting, you may also vote in person virtually by attending the meeting through www.proxydocs.com/BOLT. To attend the Annual Meeting and vote your shares, you provide the control number located on your Notice or proxy card.

2.
To vote on the internet prior to the Annual Meeting, if you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.

3.
To vote by phone, if you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.

4.
To vote by mail, if you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you may visit www.proxydocs.com/BOLT press the “Attend Meeting” button and follow the instructions. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 14, 2022.

What is the quorum requirement?

A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, online or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 14, 2022, there were 37,471,669 shares of common stock outstanding and entitled to vote.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote online at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What if I return a proxy card but do not make specific choices?

If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.
Proposal 1: “For” election of all three nominees for director.

2.
Proposal 2: “For” the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our year ending December 31, 2022.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes.

Which ballot measures are considered “routine” or “non-routine”?

Proposal 1 (the election of directors) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1. Proposal 2 (the ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2022) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will count:

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With respect to Proposal 1, “For” votes and “Withhold” votes, and broker non-votes.

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With respect to Proposal 2, “For” votes, “Against” votes and abstentions.

Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Abstentions will not be counted and will have no effect on the vote total for Proposal 1. Proposal 2 is considered a “routine” matter, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.

Who will serve as inspector of elections?

William P. Quinn, our Chief Financial Officer and Secretary will serve as the inspector of elections.

How many votes are needed to approve each proposal?

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For Proposal 1 electing three members of the Board, our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the three director nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

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For Proposal 2 ratifying the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our year ending December 31, 2022, the proposal must receive a “For” vote from the majority of the votes cast either online or by proxy at the Annual Meeting and that are entitled to vote on the proposal, with votes cast including votes “Against” and abstentions. This is a routine proposal and therefore we do not expect any broker non-votes.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the notice and the Proxy Materials, our directors and employees may also solicit proxies online, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the notice and any other Proxy Materials to beneficial owners.

What does it mean if I receive more than one notice?

If you receive more than one notice, your shares may be registered in more than one name or are registered in different accounts. Please vote by proxy according to each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to our Secretary, by submitting a subsequently dated proxy by mail, telephone or the internet in the manner described above under “How do I vote,” or by attending the Annual Meeting and voting in person virtually. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. Your most current proxy card or telephone or internet proxy is the one that is counted.

If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person virtually.

How do I attend the virtual/online Annual Meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 14, 2022, the Record Date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

In order to attend the Annual Meeting, you must visit www.proxydocs.com/BOLT. Upon entry of your control number and other required information, you will receive further instructions via email, that provides you with personalized access to attend and participate at the Annual Meeting, to vote and to submit questions during the Annual Meeting.

As part of the attendance process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the attendance process.

On the day of the Annual Meeting, June 10, 2022, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m. Pacific Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

Submitting questions at the virtual Annual Meeting. Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders. We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.

When are stockholder proposals due for next year’s annual meeting?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our proxy statement for our 2023 Annual Meeting of Stockholders. Any such proposal must be submitted in writing by December 29, 2022, to our Secretary, care of Bolt Biotherapeutics, Inc., at 900 Chesapeake Drive, Redwood City, California, 94063, the address of our principal executive offices. If we change the date of our 2023 Annual Meeting of Stockholders by more than 30 days from the date of the 2022 Annual Meeting of Stockholders, the deadline shall be a reasonable time before we begin to print and send our Proxy Materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Secretary, care of Bolt Biotherapeutics, Inc., at 900 Chesapeake Drive, Redwood City, California, 94063, no earlier than February 10, 2023 and no later than the close of business on March 12, 2023, which notice must contain the information specified in our bylaws. If we change the date of our 2023 Annual Meeting of Stockholders by more than 30 days before, or more than 60 days after, the one-year anniversary of the 2022 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2023 Annual Meeting of Stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our bylaws of the meeting date is made.

In addition to satisfying the foregoing requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2023.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of our Form 10-K, Proxy Statement or Notice of Internet Availability of Proxy Materials, unless one or more of these stockholders notifies us that they wish to receive individual copies of such documents. This process potentially means extra convenience for stockholders and cost savings for companies.

If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. If you wish to receive a separate copy of our Form 10-K, Proxy Statement, or Notice of Internet Availability of Proxy Materials, please direct your written request to our Secretary, care of Bolt Biotherapeutics, Inc., at 900 Chesapeake Drive, Redwood City, California, 94063 or contact our Secretary at (650) 665-9295. Upon written request to us, we will promptly deliver a separate copy of our Form 10-K, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of our Form 10-K, Proxy Statement or Notice of Internet Availability of Proxy Materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced during the live webcast of the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8 K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven directors and is divided into three classes, designated as Class I, Class II and Class III. Under our Amended and Restated Certificate of Incorporation, our Board is authorized to assign its members in office to each class. Each class has a term of three years. There are currently three directors in Class I, Frank D. Lee, Brian O’Callaghan, and Mahendra G. Shah, Ph.D., whose terms of office are scheduled to expire at the 2022 Annual Meeting of Stockholders. Each of Messrs. Lee and O’Callaghan and Dr. Shah have been nominated for election at the 2022 Annual Meeting of Stockholders.

Any vacancies on our Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.

Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the director nominees receiving the highest number of affirmative votes cast at the Annual Meeting are elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below.

If any of Messrs. Lee and O’Callaghan and Dr. Shah become unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such director will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee and nominated by the Board. Messrs. Lee and O’Callaghan and Dr. Shah have agreed to serve if elected. Our management has no reason to believe that any of Messrs. Lee or O’Callaghan or Dr. Shah will be unable to serve. If elected at the Annual Meeting, each of Messrs. Lee and O’Callaghan and Dr. Shah will serve until the earliest of the 2025 Annual Meeting of Stockholders, or until their respective successor is elected and qualified, or until their respective death, resignation or removal.

The following are brief biographies of Messrs. Lee and O’Callaghan and Dr. Shah, the nominees for director, and a discussion of their specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee of the Board to recommend each of Messrs. Lee and O’Callaghan and Dr. Shah for director, as of the date of this Proxy Statement.

Name	Position	Age

Frank D. Lee	Class I Director	54
Brian O’Callaghan	Class I Director	52
Mahendra G. Shah, Ph.D.	Class I Director	77

Frank D. Lee has served as a member of our board of directors since November 2021. Mr. Lee has served as Chief Executive Officer of Forma Therapeutics Holdings, Inc. since March 2019. From May 2006 to March 2019, he held various positions at Genentech, Inc., a biotechnology company, most recently as Senior Vice President, Global Product Strategy and Therapeutic Area Head for the immunology, ophthalmology and infectious diseases. Prior to joining Genentech, Inc., Mr. Lee spent approximately 13 years serving in various roles at Novartis, Janssen and Eli Lilly in engineering, manufacturing, sales/marketing and business development. He previously served on the board of directors of the Genentech Foundation. Mr. Lee received a B.S. in Chemical Engineering from Vanderbilt University and an M.B.A. in Marketing and Finance from the Wharton Graduate School of Business. We believe that Mr. Lee is qualified to serve on our board of directors due to his experience in shaping treatment paradigms for HER2 breast cancer patients and his commercial leadership in building innovative product strategies.

Brian O’Callaghan has served as a member of our board of directors since November 2021. Mr. O’Callaghan has served as the Chief Executive Officer at ObsEva SA since November 2020. Prior to joining ObsEva SA, Mr. O’Callaghan served as the Chief Executive Officer at Petra Pharma Corporation from May 2017 to May 2020 and as President and Chief Executive Officer at Sonrgy, Inc. from May 2015 to April 2017. Mr. O’Callaghan is currently on the board of directors of Indaptus Therapeutics, Inc., as well as numerous privately-held companies and non-profits. Mr. O’Callaghan received an M.B.A. from the Henley School of Business at the University of Reading. We believe that Mr. O’Callaghan is qualified to serve on our board of directors due to his deep biotechnology and pharmaceutical experience across many therapeutics areas, leading new medicines from concept to commercialization.

Mahendra G. Shah, Ph.D. has served as a member of our board of directors since September 21, 2016. Dr. Shah has served in various roles at Vivo Capital, LLC, a healthcare focused investment firm, since March 2010, and is currently serving as its Senior Fellow. Dr. Shah served as Executive Chairman of Semnur Pharmaceuticals, Inc., a pain management pharmaceutical company that he founded, until March 2019. Dr. Shah currently serves on the boards of directors of Verona Pharma PLC, Impel NeuroPharma, Inc., and various private companies. Dr. Shah previously served as a board member of Soleno Therapeutics, Inc., Crinetics Pharmaceuticals, Inc., Homology Medicines, Inc. and Aadi Bioscience Inc. Dr. Shah holds a B.S. and M.S. in Pharmacy from L.M. College of Pharmacy in Gujarat, India and a Ph.D. in Pharmaceutical Sciences from St. John’s University. We believe that Dr. Shah is qualified to serve on our board of directors due to his expertise and experience in the biopharmaceutical industry and his experience in healthcare investing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2023 Annual Meeting

Randall C. Schatzman, Ph.D. has served as our Chief Executive Officer and director since July 2019. From January 2004 to March 2018, Dr. Schatzman was co-founder and served as President, Chief Executive Officer and a member of the board of directors of Alder BioPharmaceuticals, Inc., a migraine treatment biopharmaceutical company. From 1999 to 2004, Dr. Schatzman served as Senior Vice President of Discovery Research at Celltech R&D, Inc., a wholly-owned subsidiary of Celltech Group plc. From 1995 to 1999, Dr. Schatzman served as Director of Gene Discovery at Mercator Genetics Inc. From 1986 to 1995, Dr. Schatzman served as Section Leader at Roche Bioscience, previously Syntex Corp., a subsidiary of Roche Holdings Ltd. Dr. Schatzman holds a B.S. in Biochemistry from Purdue University and a Ph.D. in Molecular Pharmacology from Emory University. We believe that Dr. Schatzman is qualified to serve on our board of directors due to his daily insight into corporate matters as our Chief Executive Officer and his extensive background in the biotechnology industry.

Edgar G. Engleman, M.D. has served as a member of our board of directors since January 2015. He is a founding member and Chief Scientific Advisor of Vivo Capital, LLC. Dr. Engleman also currently serves as a Professor of Pathology and Medicine at the Stanford University School of Medicine, where he established and oversees the Stanford Blood Center, directs his immunology research team, and co-directs the Tumor Immunology and Immunotherapy Research Programs at the Stanford Cancer Institute. Dr. Engleman is the founder or cofounder of a number of biotech companies including Cetus Immune (acquired by Novartis), Genelabs (acquired by GlaxoSmithKline), Dendreon (acquired by Sanpower), and Vivo portfolio companies Medeor, Bolt, and Tranquis. He currently serves as a director for several private companies. He previously served on the boards of REGENXBIO Inc., Eiger Biopharmaceuticals, Inc., Soleno Therapeutics, Inc., InterMune, Inc. , Insmed Incorporated , Prestwick Pharmaceuticals, Inc. and Semnur Pharmaceuticals, Inc. He received his B.A. from Harvard College and earned his M.D. from Columbia University School of Medicine. We believe that Dr. Engleman is qualified to serve on our board of directors due to his experience as founder of our company and his expertise and experience in the biopharmaceutical industry.

James I. Healy, M.D., Ph. D. has served as a member of our board of directors since January 2021. Dr. Healy has been a Managing Partner of Sofinnova Investments (formerly Sofinnova Ventures), a biotech investment firm, since June 2000. Dr. Healy currently serves as a director of CinCor Pharma, Inc., Ascendis Pharma A/S, Karuna Therapeutics, Inc., Natera, Inc., NuCana PLC, Y-mAbs Therapeutics, Inc. and one private company. Previously, he served as a board member of Amarin Corporation, Auris Medical Holding AG, Coherus BioSciences, Inc., Edge Therapeutics, Inc., ObsEva SA, Hyperion Therapeutics, Inc., InterMune, Inc., Anthera Pharmaceuticals, Inc., Durata Therapeutics, Inc., CoTherix, Inc., Iterum Therapeutics, PLC and Movetis NV. He also previously served as a director on the Board of the National Venture Capital Association (NVCA) and the Board of the Biotechnology Industry Organization (BIO). Dr. Healy holds an M.D. and a Ph.D. in Immunology from Stanford University School of Medicine and holds a B.A. in Molecular Biology and a B.A. in Scandinavian Studies from the University of California, Berkeley. We believe Dr. Healy is qualified to serve on our board of directors due to his extensive experience in the biopharmaceutical industry, including as a venture capital investor and a member of the boards of directors of other biopharmaceutical companies.

Directors Continuing in Office Until the 2024 Annual Meeting

Kathleen LaPorte has served as a member of our board of directors since December 2020. Ms. LaPorte served as Chief Executive Officer of Nodality Inc. from 2015 to 2016, and as Chief Business Officer from 2014 to 2015. She currently serves as a director of Q32 Bio, Elysium Therapeutics, Precipio Diagnostics and D2G Oncology From 2005 to 2011, she was a Managing Director of New Leaf Ventures, a spinout from the Sprout Group. From 1993 to 2005, Ms. LaPorte served as a General Partner of the Sprout Group. Ms. LaPorte has a B.S. in Biology from Yale University and an M.B.A. from the Stanford University Graduate School of Business. We believe that Ms. LaPorte is qualified to serve on our board of directors due to her experience in the biotechnology and biopharmaceutical industries, her substantial professional experience, and the fact that she is a qualified financial expert.

Richard A. Miller, M.D. has served as a member of our board of directors since July 2017. Since 2014, Dr. Miller has served as Chief Executive Officer, President and Chairman of the Board of Directors of Corvus Pharmaceuticals, Inc., a public biotechnology company developing drugs and biologics for cancer and other diseases. From 2012 to 2014, Dr. Miller served as Chairman and Chief Executive Officer of Graphea, Inc., a privately held chemical company that he founded. From 2010 to 2011, Dr. Miller served as Chief Commercialization Officer, Associate Dean and Research Professor in Chemistry at The University of Texas at Austin. From 2009 to 2011, Dr. Miller served as President, Chief Executive Officer and Director of Principia Biopharma Inc., which he founded. From 1991 to 2008, Dr. Miller served as President, Chief Executive Officer and Director of Pharmacyclics, Inc., which he co-founded. Since 1991, Dr. Miller has been an Adjunct Clinical Professor of Medicine (Oncology) at Stanford University Medical Center. Dr. Miller received a B.A. in Chemistry from Franklin & Marshall College and an M.D. from the State University of New York Medical School. He is board certified in both Internal Medicine and Medical Oncology. We believe that Dr. Miller is qualified to serve on our board of directors due to his expertise and experience in the biotechnology industry and his leadership experience as a senior executive at various biotechnology companies.

Nicole Onetto, M.D. has served as a member of our board of directors since December 2021. Since June 2016, Dr. Onetto has served as an independent consultant in oncology, drug development, and translational research. She is currently on the board of directors for Viracta Therapeutics, Inc. and previously held director roles at Basilea Pharmaceutica AG, Sierra Oncology, Inc., and ImmunoGen, Inc. Dr. Onetto received a B.A. from the University of Paris, an M.A. in Pharmacology from the University of Montréal, and an M.D. and a Hematology-Oncology Certificate from the University of Paris. We believe that Dr. Onetto is qualified to serve on our board of directors due to her extensive experience in clinical development and translational research.

Board Diversity

The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.

Board Diversity Matrix (As of April 28, 2022)

Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black	—	—
Alaskan Native or Native American	—	—
Asian	—	2
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	2	5
Two or More Races or Ethnicities	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

information regarding the board of directors and corporate governance

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Drs. Engleman, Healy, Khanna (who resigned in December 2021), Miller, Moldt (who resigned in November 2021), Onetto, Pitts (who resigned in January 2021) and Shah, Messrs. Lee and O’Callaghan, and Ms. LaPorte. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

As provided in our Corporate Governance Guidelines, the Board considered that the aggregate dollar amount of the transactions during any 12-month period within the last three fiscal years did not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues and, therefore, was not regarded as compromising the director’s independence. Based on this review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting (other than Dr. Schatzman, who is not considered independent because he is an executive officer of the Company), are independent under the standards set forth in our Corporate Governance Guidelines and applicable Nasdaq rules.

Family Relationships

There are no family relationships among any of the directors or executive officers.

Board Leadership Structure

The Board has appointed Dr. Healy as lead independent director.

The Board appointed Dr. Healy as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to provide additional leadership for the Board in the absence of a Board Chair. The lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chief Executive Officer and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chief Executive Officer, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

Role of the Board in Risk Oversight

One of the board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets twice annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the head of our risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Hedging Policy

Under our Insider Trading Policy, our employees, directors and consultants, and their designees may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to our stock. Additionally, employees, directors and consultants, and their designees may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

Meetings of the Board of Directors

The Board met 11 times during the year ended December 31, 2021. The Audit Committee of the Board met five times, the Compensation Committee of the Board met three times and the Nominating and Corporate Governance Committee of the Board met one time. Each member of the Board attended at least 90% of the aggregate number of meetings of our Board and of the committees on which they served, that were held during the period of the last fiscal year and during which they served on the Board or such committees.

Director Attendance at Annual Meeting

We do not have a formal policy regarding attendance by members of the Board at our annual meetings. Because we completed our initial public offering in February 2021, we did not hold an annual meeting of stockholders in 2021.

Human Capital Resources

As of December 31, 2021, we had 91 employees, all of whom were full-time. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good and we have not experienced any work stoppages.

We recognize that attracting, motivating, and retaining talent at all levels is vital to our continued success. Our employees are a significant asset, and we aim to create an equitable, inclusive, diverse, and empowering environment in which our employees can grow and advance their careers. Our overall goal is to develop, expand and retain our workforce in support of our current pipeline and future business objectives. Our human resources objectives include identifying, recruiting, retaining, motivating, and integrating our existing and future employees. By focusing on employee retention and engagement, we also improve our ability to support our clinical trials, our pipeline, our platform technologies, business, and operations, and protect the long-term interests of our stockholders. Our efforts to recruit and retain a diverse and passionate workforce include providing competitive compensation and benefits packages and ensuring we listen to our employees.

We value innovation, passion, data-driven decision making, persistence and honesty. We are building an environment where our employees can thrive and be inspired to make exceptional contributions towards the advancement of novel and more effective therapies for cancer patients. We also seek and support a diverse population of employees, and value the contributions of all without regard to age, race, ethnicity, gender, or sexual orientation. We recognize the value of our employees’ unique backgrounds and breadth of experience in building a strong and sustainable company.

The principal purposes of our equity incentive plans are to attract, retain and motivate our employees and directors through grants of stock-based compensation awards and payments of cash-based performance bonus awards. These incentives are intended to encourage employees to perform to the best of their abilities and achieve objectives, thus contributing to our stockholder value. We also offer the 2021 Employee Stock Purchase Plan to all employees where they can purchase shares of our common stock at a discounted price. We are committed to providing a competitive and comprehensive benefits package to our employees. Our benefits package is designed to support our employees and their family’s health and well-being. Our benefits include, medical, dental and vision, as well as dependent care, mental health, and other wellness benefits.

We value career development for all employees, and we provide reimbursement and time for employees to attend professional development courses ranging from technical training, competency-based workshops, and leadership development programs. Direct managers also take an active role in identifying individualized development plans to assist their employees in realizing their full potential and creating opportunities for promotions and added responsibilities that enhance the engagement and retention of our workforce. We are committed to maintaining and increasing our investment in our workforce as we grow, including improvements in the way we hire, develop, motivate, and retain employees.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors

The following table sets forth certain information for our directors as of April 14, 2022:

Name	Age	Position(s)
Randall C. Schatzman, Ph.D.	67	Chief Executive Officer and Class II Director
Edgar G. Engleman, M.D.(4)	76	Founder and Class II Director
James I. Healy, M.D., Ph.D.(3)*(4)	57	Lead Independent Director and Class II Director
Kathleen LaPorte(1)*	60	Class III Director
Frank D. Lee(2)(3)	54	Class I Director
Richard A. Miller, M.D.(2)(3)(4)	71	Class III Director
Brian O’Callaghan(1)(2)*	52	Class I Director
Nicole Onetto, M.D.(4)*	69	Class III Director
Mahendra G. Shah, Ph.D.(1)(3)	77	Class I Director

(1)
Member of the audit committee
(2)
Member of the compensation committee
(3)
Member of the nominating and corporate governance committee
(4)
Member of the research and development committee

* Committee Chairperson

Composition of Our Board of Directors.

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a research and development committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. The charters for each committee are available at the investor relations section of our website at www.boltbio.com.

Audit Committee

Our audit committee consists of Kathleen LaPorte, Brian O’Callaghan, and Mahendra G. Shah. Our board of directors reviews the Nasdaq listing standards definition of independence for audit committee members on an annual basis and has determined that each member of the audit committee satisfies the independence requirements under the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our audit committee is Ms. LaPorte. Our board of directors has determined that Ms. LaPorte is an “audit committee financial expert” within the meaning of SEC regulations, based on a qualitative assessment of Ms. LaPorte’s level of knowledge and experience. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•
helping our board of directors oversee our corporate accounting and financial reporting processes;
•
reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures;
•
assisting with design and implementation of our risk assessment functions;
•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our audit committee met five times during 2021.

Compensation Committee

Our compensation committee consists of Frank D. Lee, Brian O’Callaghan and Richard A. Miller. The chairperson of our compensation committee is Mr. O’Callaghan. Our board of directors has determined that each member of the compensation committee is independent under the listing standards of Nasdaq, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•
reviewing and recommending to our board of directors the compensation of our chief executive officer and other executive officers;
•
reviewing and recommending to our board of directors the compensation of our directors;
•
administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;
•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and
•
reviewing and evaluating with the chief executive officer the succession plans for our executive officers.

Our compensation committee met three times during 2021.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of James I. Healy, Frank D. Lee, Richard A. Miller and Mahendra G. Shah. The chairperson of our nominating and corporate governance committee is Dr. Healy. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under the listing standards of Nasdaq. Specific responsibilities of our nominating and corporate governance committee include:

•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•
considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•
reviewing with our chief executive officer the plans for succession to the offices of our executive officers and make recommendations to our board of directors with respect to the selection of appropriate individuals to succeed to these positions;
•
developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•
overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

Our nominating and corporate governance committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that’s would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In 2021, the Nominating and Corporate Governance Committee paid a fee to Spencer Stuart to assist in the process of identifying or evaluating director candidates.

Our nominating and corporate governance committee met once during 2021.

Communications with the Board of Directors

Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the nominating and corporate governance committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to our website.

Research and Development Committee

Our Board has established a Research and Development Committee; the Board has not yet adopted a charter for this committee, which to date has acted in a more informal manner. There was no meeting held by the Research and Development Committee in 2021. The members of the Research and Development Committee are Edgar G. Engleman, James I. Healy, Richard A. Miller, and Nicole Onetto. The chairperson of our research and development committee is Dr. Onetto.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the Corporate Governance section of our website at www.boltbio.com. In addition, we post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

Process for Stockholder Nominations

The nominating and corporate governance committee shall have the power and authority to consider recommendations for board nominees and proposals submitted by our stockholders and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the board of directors, to recommend to the board of directors appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority. At this time, the nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by stockholders.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements for each of our fiscal years since the year ended December 31, 2019. Representatives of PricewaterhouseCoopers LLP are expected to be present at the virtual Annual Meeting. During the webcast, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions submitted online.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and our stockholders’ best interest.

The affirmative vote of the holders of a majority of the shares of our common stock present online or represented by proxy at the Annual Meeting and entitled to cast votes on this proposal will be required to ratify the selection of PricewaterhouseCoopers LLP for our year ending December 31, 2022. Abstentions will be counted as votes cast on this proposal and will have the same effect as “Against” votes. No broker non-votes are expected to exist in connection with this proposal.

Independent registered public accounting firm fees and services

The following table provides information regarding the fees incurred by PricewaterhouseCoopers LLP during the years ended December 31, 2021 and 2020. The Audit Committee pre-approved all of the fees described below:

	December 31,
	2021	2020
Audit fees(1)	$1,625,000	$1,300,000
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	6,000	—
Total fees	$1,631,000	$1,300,000

(1)
Audit fees consist of fees professional services rendered for the annual audit of our financial statements, the review of our interim financial statements, and comfort letters, consents and assistance with and review of documents filed with the SEC. For the years ended December 31, 2021 and 2020, the audit fees included professional services rendered for Form S-1 related to our initial public offering.
(2)
Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those fees disclosed above.

Pre-Approval Policies and Procedures

The audit committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee.

The audit committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the audit committee specifically provides for a different period. If the audit committee has not provided general pre-approval, then the type of service requires specific pre-approval by the audit committee.

The audit committee may delegate pre-approval authority to its chairman. The chairman must report any pre-approval decisions to the full audit committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the audit committee. All services performed and related fees billed by PricewaterhouseCoopers LLP during 2021 and 2020 were pre-approved by the audit committee pursuant to regulations of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2022, for:

•
each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors; and
•
each of our directors; and
•
all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 37,426,771 shares of common stock outstanding as of March 1, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options and warrants held by the person that are currently exercisable, or exercisable within 60 days of March 1, 2022. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bolt Biotherapeutics, Inc., 900 Chesapeake Drive, Redwood City, California 94063. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially
	Owned
Name of Beneficial Owner	Shares	%
Principal Stockholders
Novo Holdings A/S(1)	4,503,991	11.2
Entities affiliated with Vivo Capital(2)	3,871,291	9.6
Entities affiliated with Pivotal bioVenture Partners Fund I, L.P.(3)	3,058,419	7.6
Citadel Multi-Strategy Equities Master Fund Ltd.(4)	2,812,359	7.0
Sofinnova Venture Partners X, L.P.(5)	2,754,437	6.9
Entities affiliated with RA Capital(6)	2,378,325	5.9
Suvretta Capital Management, LLC(7)	2,230,250	5.6
Directors and Executive Officers
Randall C. Schatzman, Ph.D.(8)	1,482,615	3.7
William P. Quinn(9)	288,416	*
David Dornan, Ph.D.(10)	339,632	*
Edith A. Perez, M.D.(11)	294,303	*
Grant Yonehiro(12)	354,168	*
Edgar G. Engleman, M.D.(13)	3,493,285	8.7
James I. Healy, M.D., Ph.D.(5)	2,754,437	6.9
Kathleen LaPorte(14)	13,581	*
Frank D. Lee(15)	3,869	*
Richard A. Miller, M.D.(16)	23,033	*
Brian O’Callaghan(15)	3,869	*
Nicole Onetto, M.D.(17)	3,096	*
Mahendra G. Shah, Ph.D.(18)	1,448,286	3.6
All directors and executive officers as a group (12 persons)(19)	10,162,959	22.9

* Represents beneficial ownership of less than 1%.

(1)
Consists of 4,503,991 shares of common stock held directly by Novo Holdings A/S. Novo Holdings A/S, through its board of directors (the “Novo Board”), has the sole power to vote and dispose of the shares. The Novo Board may exercise voting and dispositive control over the shares only with the support of a majority of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares. The business address of Novo Holdings A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.
(2)
Consists of: (i) 1,997,216 shares of common stock held directly by Vivo Capital Fund VIII, L.P., of which Vivo Capital VIII, LLC (“Vivo GP”) is the general partner; (ii) 275,789 shares of common stock held directly by Vivo Capital Surplus Fund VIII, L.P., of which Vivo GP is the general partner; (iii) 1,448,286 shares of common stock held directly by Vivo PANDA Fund, L.P. (“Vivo PANDA LP”), of which Vivo PANDA, LLC (“Vivo PANDA GP”) is the general partner; and (iv) 150,000 shares of common stock held directly by Vivo Opportunity Fund, L.P. (“Vivo Opportunity LP”), of which Vivo Opportunity, LLC (“Vivo Opportunity GP”) is the general partner. The voting members of Vivo GP are Frank Kung, Edgar G. Engleman and Shan Fu. Dr. Engleman is a member of our board of directors. Mahendra G. Shah, Ph.D., one of our directors, is a managing member of Vivo PANDA GP. The principal business address of Vivo Capital is 192 Lytton Avenue, Palo Alto, California 94301.
(3)
Consists of (i) 1,891,467 shares of common stock held directly by Pivotal bioVenture Partners Fund I G.P., L.P. (“Pivotal GP”); (ii) 1,066,952 shares of common stock held directly by NFLS Beta Limited (“NFLS”); and (iii) 100,000 shares of common stock held directly by Permwell Management Limited (“Permwell”). Pivotal GP is the general partner of Pivotal bioVenture Partners Fund I, L.P. (“Pivotal”), and Pivotal bioVenture Partners Fund I U.G.P. Ltd. (the “Ultimate General Partner”) is the general partner of Pivotal GP. Ultimate General Partner is wholly-owned by Pivotal Partners Ltd (“Pivotal Partners”). Pivotal Partners is wholly-owned by Pivotal Life Sciences Holdings Limited (“Pivotal Life Sciences,” and together with Pivotal, Pivotal GP, Ultimate General Partner, and Pivotal Partners, the “Pivotal Entities”). Pivotal Life Sciences is wholly owned by Nan Fung Life Sciences Holdings Limited (“Nan Fung Life Sciences”), and Nan Fung Life Sciences is wholly-owned by NF Investment Holdings Limited (“NFIHL”), which is wholly owned by Nan Fung Group Holdings Limited (“NFGHL”). Permwell is wholly-owned by NFIHL. NFLS is wholly-owned by NFLS Platform Holdings Limited (“NFLS Platform”), which is wholly-owned by Nan Fung Life Sciences. The members of the Executive Committee of NFGHL make investment decisions with respect to the securities of the Issuer held by Pivotal, Permwell, and NFLS. Mr. Kam Chung Leung, Mr. Frank Kai Shui Seto, Mr. Vincent Sai Sing Cheung, Mr. Pui Kuen Cheung, Mr. Kin Ho Kwok, Ms. Vanessa Tih Lin Cheung, Mr. Meng Gao and Mr. Chun Wai Nelson Tang are the members of the Executive Committee of NFGHL. The address of the principal business office of each of the Pivotal Entities is 501 Second Street, Suite 200, San Francisco, California 94107. The principal business address of NFGHL and Permwell is 23rd Floor, Nan Fung Tower, 88 Connaught Road Central and 173 Des Voeux Road Central, Central, Hong Kong. The registered office address of NFIHL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Island.
(4)
Based on the Schedule 13F filing on February 14, 2022, reporting beneficial ownership as of December 31, 2021. The Schedule 13F provides information only as of December 31, 2021, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2021 and March 1, 2021. Citadel Advisors LLC, or Citadel Advisors, acts as the portfolio manager of Citadel Multi-Strategy Equities Master Fund Ltd., or Citadel. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors, and Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP and may be deemed to share voting and dispositive power over shares held by Citadel. The address for this entity is c/o Citadel Advisors, 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.
(5)
Consists of 2,754,437 shares of common stock held directly by Sofinnova Venture Partners X, L.P. (“SVP X”). Sofinnova Management X, L.L.C. (“SM X”) is the general partner of SVP X. Each of James I. Healy, Maha Katabi and Michael F. Powell is a managing member of SM X and may, along with SM X, be deemed to have shared voting and dispositive power over the shares owned by SVP X. Such persons disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. Dr. Healy, a member of our board of directors, is a managing partner at Sofinnova Investments, Inc. The address for SM X is 3000 Sand Hill Road, Bldg. 4, Suite 250, Menlo Park, CA 94025.
(6)
Based on the Schedule 13F filing on February 14, 2022, reporting beneficial ownership as of December 31, 2021. The Schedule 13F provides information only as of December 31, 2021, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2021 and March 1, 2021. Consists of: (i) 1,919,824 shares of common stock held directly by RA Capital Healthcare Fund, L.P.("Fund"); and (ii) 458,501 shares of common stock held directly by RA Capital Nexus Fund, L.P. ("Nexus Fund"). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Nexus Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Act”), of any securities of the Issuer held by the Fund and the Nexus Fund. The Fund and the Nexus Fund have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s and the Nexus Fund’s portfolios, including the shares of the Issuer’s Common Stock reported herein. As managers of RA Capital, Peter Kolchinsky and Rajeev Shah disclaim beneficial ownership of the securities reported. The address of the entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(7)
Based on the Schedule 13F filing on February 14, 2022, reporting beneficial ownership as of December 31, 2021. The Schedule 13F provides information only as of December 31, 2021, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2021 and March 1, 2021. Averill Master fund, Ltd. (“Averill Fund”), Survetta Capital Management, LLC (“Survetta Capital”) and Aaron Cowen hold shared voting power and shared dispositive power. The address of Averill Fund is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. The address of Survetta Capital and Aaron Cowen is 540 Madison Avenue, 7th Floor, New York, New York 10022. Based on information set forth in a Schedule 13G filed with the SEC on March 29, 2021.
(8)
Consists of: (i) 2,859 shares of common stock held directly; and (ii) 1,479,756 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2022.
(9)
Consists of: (i) 20,154 shares of common stock held directly; and (ii) 268,262 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2022.
(10)
Consists of: (i) 1,347 shares of common stock held directly; and (ii) 338,285 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2022. In March 2022, Dr. Dornan resigned as our Chief Scientific Officer, effective March 11, 2022.
(11)
Consists of: (i) 37,042 shares of common stock held directly; and (ii) 257,261 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2022.Consists of 213,392 shares issuable pursuant to stock options exercisable within 60 days of April 14, 2022.
(12)
Consists of: (i) 1,418 shares of common stock held directly; and (ii) 252,750 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2022.
(13)
Consists of: (i) 577,425 shares of common stock held directly by the Engleman Family Trust; (ii) 321,428 shares of common stock held directly by the Erik Nathan Engleman Irrevocable Trust dated December 6, 2012; (iii) 321,427 shares of common stock held directly by the Jason Engleman Irrevocable GST Trust dated December 06, 2012; (iv) 1,997,216 shares of common stock held directly by Vivo Capital Fund VIII, L.P.; and (v) 275,789 shares of common stock held directly by Vivo Capital Surplus Fund VIII, L.P. Dr. Engleman is trustee of the Engleman Family Trust. Dr. Engleman’s spouse is the trustee of the Erik Nathan Engleman Irrevocable Trust and the Jason Engleman Irrevocable GST Trust. Vivo GP is the general partner of both Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. The voting members of Vivo GP are Frank Kung, Edgar G. Engleman and Shan Fu and may be deemed to have shared voting and dispositive power over the shares owned by both Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P.
(14)
Consists of: (i) 1,200 shares of common stock held directly; and (ii) 12,381 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2022.
(15)
Consists of 3,869 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2022.
(16)
Consists of: (i) 15,602 shares of common stock held directly; and (ii) 7,431 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2022.
(17)
Consists of 3,096 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2022.
(18)
Consists of 1,448,286 shares of common stock held directly by Vivo PANDA LP. Dr. Shah is a managing member of Vivo PANDA GP and has shared voting and dispositive power over the shares owned by Vivo PANDA LP. Dr. Shah disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(19)
Consists of: (i) 7,774,284 shares of common stock directly or indirectly held by all current executive officers and directors as a group; and (ii) 2,388,675 shares of common stock issuable pursuant to options exercisable within 60 days of March 1, 2022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations, we believe that during the year ended December 31, 2021, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner, except that one report, covering one transaction, was filed late by Edith A. Perez, M.D., our Chief Medical Officer, due to an administrative delay.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of December 31, 2021.

Name	Age	Position(s)
Randall C. Schatzman, Ph.D.	67	Chief Executive Officer and Director
William P. Quinn	51	Chief Financial Officer
David Dornan, Ph.D.	44	Former Chief Scientific Officer
Edith A. Perez, M.D.	65	Chief Medical Officer
Grant Yonehiro	58	Chief Business Officer

Biographical information with regard to Dr. Schatzman is presented under "Proposal No. 1—Election of Directors" in this Proxy Statement.

William P. Quinn has served as our Chief Financial Officer since May 2020. From November 2017 to May 2020, Mr. Quinn served as Chief Financial Officer and Senior Vice President, Finance and Corporate Development, of Sunesis Pharmaceuticals, Inc., a biopharmaceutical company. From 2011 to November 2017, Mr. Quinn served as President and Chief Executive Officer of Bullet Biotechnology, Inc., a biotechnology company. From 2003 to 2011, Mr. Quinn served in various positions at Jazz Pharmaceuticals, Inc. From 2001 to 2002, Mr. Quinn served as Chief Operating Officer and Chief Financial Officer at Novation Biosciences. From 1999 to 2001, Mr. Quinn served as Associate Partner at Mobius Venture Capital, an early-stage venture capital fund. From 2011 to 2021, Mr. Quinn served on the board of directors of A Foundation Building Strength, a non-profit dedicated to finding treatments for Nemaline Myopathy. Mr. Quinn holds a B.A. and M.A. from Stanford University and an M.B.A. from Stanford Graduate School of Business.

David Dornan, Ph.D. has served as our Chief Scientific Officer since January 2021. From November 2017 to January 2021, Dr. Dornan served as our Senior Vice President of Research and Manufacturing. From July 2012 to December 2017, Dr. Dornan held various positions at Gilead Sciences, Inc., a biopharmaceutical company, including most recently as including Director and Head of Oncology Research and Senior Research Scientist II, Oncology. From 2002 to 2012, Dr. Dornan held various positions at Genentech, Inc. Dr. Dornan received a B.Sc. in Biochemistry and Molecular Biology from the University of Strathclyde and a Ph.D. in Molecular Oncology/Biochemistry from the University of Dundee. Dr. Dornan resigned his position as our Chief Scientific Officer, effective March 11, 2022.

Edith A. Perez, M.D. has served as our Chief Medical Officer since April 2020. From 2015 to 2018, Dr. Perez served as Vice President and Head of the U.S. BioOncology Medical Unit of Genentech, Inc., a biotechnology company. From 2011 to 2015, Dr. Perez served in multiple senior leadership positions within the National Cancer Institute, including the Alliance for Clinical Trials in Oncology, Vice President and Group Vice Chair. Since 1995, Dr. Perez has held various positions at the Mayo Clinic, including Deputy Director at Large for the Mayo Clinic Cancer Center, and Supplemental Consultant in the Departments of Hematology/Oncology and Cancer Biology, Director of the Breast Cancer Translational Genomics Program and Professor of Medicine. From 2014 to 2018, Dr. Perez served as a member of the board of directors for the American Association for Cancer Research. Dr. Perez received a B.S. in Biology from the University of Puerto Rico, Rio Piedras and an M.D. from the University of Puerto Rico Medical School. Dr. Perez did her residency training in Internal Medicine at Loma Linda University and completed a Fellowship in Hematology/Oncology at the University of California at Davis. Dr. Perez is board certified in Internal Medicine, Hematology and Oncology.

Grant Yonehiro has served as our Chief Business Officer since November 2016. From February 2016 to November 2016, Mr. Yonehiro served as Interim Chief Commercial Officer at Vium, Inc., a private biotechnology company. From 2013 to January 2016, Mr. Yonehiro served as Chief Business Officer at Berkeley Lights, a public biotechnology company. From 2009 to 2013, Mr. Yonehiro served as Chief Executive Officer and President at Perseid Therapeutics LLC, which was acquired by Astellas Pharma, Inc. in 2011. From 2003 to 2009, Mr. Yonehiro served as Chief Business Officer and Senior Vice President at Maxygen, Inc., a public biopharmaceutical company. From 1997 to 2003, Mr. Yonehiro served in various roles at GenVec, Inc., most recently serving as its Vice President, Drug Development. Mr. Yonehiro received a B.I.S. in Business, Economics and International Relations from the University of Minnesota, Twin Cities and an M.B.A. from the University of California at Berkeley.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents all of the compensation awarded to, earned by or paid to our named executive officers, consisting of our principal executive officer and four other most highly compensated officers serving at the end of such year, during the years ended December 31, 2021 and 2020:

Name	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Other Compensation ($)		Total ($)
Randall C. Schatzman, Ph.D.	2021	545,000	272,500	(2)	5,104,931	13,172	(3)	5,935,603
Chief Executive Officer	2020	458,384	209,023		897,237	38,647		1,603,291

William P. Quinn	2021	395,000	158,000	(2)	1,501,451	10,680	(4)	2,065,131
Chief Financial Officer	2020	238,636	96,051		603,376	689		938,752

David Dornan, Ph.D.	2021	405,000	162,000	(2)	1,651,596	13,080	(6)	2,231,676
Former Chief Scientific Officer(5)	2020	310,167	109,620		154,286	2,708		576,781

Edith A. Perez, M.D.	2021	435,000	174,200	(2)	1,501,451	18,120	(7)	2,128,771
Chief Medical Officer	2020	300,000	295,750		661,347	11,743		1,268,840

Grant Yonehiro	2021	370,000	148,000	(2)	1,501,451	1,980		2,021,431
Chief Business Officer	2020	309,000	124,373		138,130	700		572,203

(1)
The amounts reported in this column do not reflect dollar amounts actually received by the executive officer. Instead, the amounts reflect the aggregate grant date fair value of the stock options granted to the executive officer during 2021 or 2020, as applicable under our 2021 Equity Incentive Plan, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements in our Form 10-K. During 2021, we granted stock options to our executive officers that will commence time-based vesting upon the achievement of a financing milestone. We determined that the achievement of the financing milestone is probable and therefore the amounts reported in this column reflect the full grant date fair value of such stock options. On January 15, 2021, the financing milestone was achieved. As required by SEC rules, the amounts shown for all grants exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)
Represents amounts earned in 2021, which will be paid in 2022. We based the 2021 annual performance bonuses on company performance goals. For 2021, the compensation committee of our board of directors determined that Dr. Schatzman, Mr. Quinn, Dr. Dornan, Dr. Perez, and Mr. Yonehiro were entitled to 100% of their target bonuses.
(3)
Dr. Schatzman received $8,700 in 401(k) match, $1,563 for commuting reimbursements, $2,020 for housing and other living expenses reimbursements and $889 to cover the tax gross-up for such costs.
(4)
Mr. Quinn received $8,700 in 401(k) match and $1,980 for electronics stipend.
(5)
Dr. Dornan resigned his position as the Chief Scientific Officer of the Company, effective March 11, 2022.
(6)
Dr. Dornan received $8,700 in 401(k) match and $4,380 for electronics stipend and payments for waiver of healthcare insurance.
(7)
Dr. Perez received $12,000 for commuting reimbursements and $6,120 for electronics stipend and payments for waiver of healthcare insurance.

Outstanding Equity Awards as of December 31, 2021

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2021

				Option Awards

				Number of	Number of
				Securities	Securities
				Underlying	Underlying
				Unexercised	Unexercised	Option
		Vesting		Options	Options	Exercise	Option
		Commencement		Exercisable	Unexercisable	Price	Expiration
Name	Grant Date	Date(1)		(#)	(#)	($)(2)	Date
Randall C. Schatzman, Ph.D.	9/6/2019	7/15/2019	(3)(4)	791,185	—	2.73	9/5/2029
	9/3/2020	9/3/2020	(4)(5)	100,000	—	4.34	9/2/2030
	9/3/2020	1/15/2021	(4)(6)	178,571	—	4.34	9/2/2030
	2/4/2021	2/4/2021	(4)(5)	340,000	—	20.00	2/3/2031
William P. Quinn	7/29/2020	5/4/2020	(3)	52,610	99,691	2.80	7/28/2030
	9/3/2020	9/3/2020	(3)(4)	35,714	—	4.34	9/2/2030
	9/3/2020	1/15/2021	(3)(4)	42,857	—	4.34	9/2/2030
	2/4/2021	2/4/2021	(4)(5)	100,000	—	20.00	2/3/2031
David Dornan, Ph.D.	1/17/2018	12/1/2017	(3)	64,571	—	2.03	1/16/2028
	4/4/2018	2/14/2018	(3)(4)	13,131	—	2.03	4/3/2028
	1/11/2019	7/23/2018	(3)(4)	22,601	—	2.24	1/10/2029
	11/13/2019	7/2/2019	(5)	47,469	31,102	2.73	11/13/2029
	9/3/2020	9/3/2020	(4)(5)	12,142	—	4.34	9/2/2030
	9/3/2020	1/15/2021	(4)(6)	35,714	—	4.34	9/2/2030
	2/4/2021	2/4/2021	(4)(5)	110,000	—	20.00	2/3/2031
Edith A. Perez, M.D.	7/29/2020	4/1/2020	(3)	58,036	131,250	2.80	7/28/2030
	9/3/2020	9/3/2020	(3)(4)	12,142	—	4.34	9/2/2030
	9/3/2020	1/15/2021	(3)(4)	45,000	—	4.34	9/2/2030
	2/4/2021	2/4/2021	(4)(5)	100,000	—	20.00	2/3/2031
Grant Yonehiro	1/18/2017	11/1/2016	(3)	64,285	—	2.10	1/17/2027
	1/17/2018	11/1/2016	(3)	13,207	—	2.03	1/16/2028
	4/4/2018	2/14/2018	(3)(4)	15,759	—	2.03	4/3/2028
	1/11/2019	7/23/2018	(3)(4)	28,252	—	2.24	1/10/2029
	11/13/2019	7/2/2019	(5)	56,101	36,756	2.73	11/12/2029
	9/3/2020	9/3/2020	(4)(5)	12,142	—	4.34	9/2/2030
	9/3/2020	1/15/2021	(6)	30,714	—	4.34	9/2/2030
	2/4/2021	2/4/2021	(4)(5)	100,000	—	20.00	2/3/2031

(1)
The unvested shares underlying these options became subject to accelerated vesting as described in “Item 11. Executive Compensation—Severance and Change in Control Plan” below.
(2)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our board of directors or compensation committee.
(3)
Twenty-five percent of the shares subject to the option vest on the one-year anniversary of the vesting commencement date and 1/48th of the shares subject to the option vest monthly thereafter.
(4)
This stock option is early exercisable and, to the extent shares subject to this option are issued and unvested as of a given date, such shares will remain subject to a right of repurchase held by us. As of December 31, 2021, the named executive officer had not early exercised the option.
(5)
1/48th of the shares subject to the option vest monthly measured from the vesting commencement date.
(6)
This option is immediately exercisable and vests monthly over a four-year period beginning upon the closing of our Series C-2 financing on January 15, 2021. As of December 31, 2021, the named executive officer had not early exercised the option.

Emerging Growth Company Status

We are an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2021. Our board of directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Pension and Defined Benefit Plan Retirement Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during 2021.

Employment Arrangements

The employment agreements and offer letters with our executive officers generally provide for at-will employment and set forth the executive officer’s initial base salary, annual target bonus and eligibility to participate in our employee benefit plans. In addition, each of our executive officers has executed our standard confidential information and invention assignment agreement. The key terms of these agreements are described below.

Randall C. Schatzman, Ph.D.

In June 2019, we entered into an offer letter with Dr. Schatzman, which governs the terms of his employment with us. For 2021, Dr. Schatzman was entitled to an annual base salary of $545,000 and was eligible to receive an annual performance bonus with a target amount of 50% of his annual base salary, payable based on the achievement of certain annual performance milestones or objectives as agreed by and between him and the board of directors on an annual basis, and subject to his continued employment through the time of payment of the bonus. Dr. Schatzman is also entitled to receive reimbursement for reasonable travel and lodging expenses of up to $15,000 per month. To the extent that these travel and lodging expenses were taxable to Dr. Schatzman, we also provide Dr. Schatzman with tax gross-up payments, subject to his continued service through and including such gross-up payment date. For 2022, Dr. Schatzman is entitled to an annual base salary of $564,100 and is eligible to receive an annual performance bonus with a target amount of 50% of his annual base salary, payable 100% based on the achievement of certain Company performance milestones or objectives as agreed the board of directors.

In September 2019, pursuant to his offer letter Dr. Schatzman was granted an option to purchase 791,185 shares of our common stock at an exercise price of $2.73 per share. This option is immediately exercisable and vest over a four year period with 25% of the shares vesting in July 2020 and the remainder vesting monthly over 36 months from July 2020. Upon execution of the underwriting agreement for our initial public offering, Dr. Schatzman was granted an additional option to purchase 340,000 shares of our common stock at an exercise price equal to our initial public offering price. This option is immediately exercisable and vests monthly over a four-year period commencing upon the date of grant. Please see “Outstanding Equity Awards as of December 31, 2021” for information regarding equity awards granted to Dr. Schatzman.

William P. Quinn

In April 2020, we entered into an offer letter with Mr. Quinn, which governs the terms of his employment with us. For 2021, Mr. Quinn was entitled to an annual base salary of $395,000 and was eligible to receive an annual performance bonus with a target amount of 40% of his annual base salary, based on his achievement of certain individual and company performance goals and his continued employment through the time of payment of the bonus. For 2022, Mr. Quinn is entitled to an annual base salary of $422,775 and is eligible to receive an annual performance bonus with a target amount of 40% of his annual base salary, based on his achievement of Company performance goals (50%) related to clinical, pipeline development, and financing milestones and objectives, and individual performance goals (50%).

In July 2020, pursuant to his offer letter Mr. Quinn was granted two options to purchase an aggregate of 164,999 shares of our common stock at an exercise price of $2.80 per share. The first option was for 12,698 shares of our common stock. This option was immediately exercisable and vested in full in May 2021. Mr. Quinn exercised the option in full in August 2020. The second option was for 152,301 shares of our common stock. This option vests over a four-year period with 28,551 vesting in May 2021 and the remainder vesting monthly over 36 months from May 2021. Upon execution of the underwriting agreement for our initial public offering, Mr. Quinn was granted an additional option to purchase 100,000 shares of our common stock at an exercise price equal to our initial public offering price. This option is immediately exercisable and vests monthly over a four-year period commencing upon the date of grant. Please see “Outstanding Equity Awards as of December 31, 2021” for information regarding equity awards granted to Mr. Quinn.

David Dornan, Ph.D.

In November 2017, we entered into an offer letter with Dr. Dornan, which governed the terms of his employment with us. For 2021, Dr. Dornan was entitled to an annual base salary of $405,000 and was eligible to receive an annual performance bonus with a target amount of 40% of his annual base salary, based on his achievement of certain personal annual performance milestones, as established by us, and corporate goals as outlined in our performance incentive program, and subject to his continued employment through the time of payment of the bonus. Dr. Dornan resigned his position as our Chief Scientific Officer, effective March 11, 2022.

In January 2018, pursuant to the offer letter Dr. Dornan was granted an option to purchase 64,571 shares of our common stock at an exercise price of $2.03 per share. This option vests over a four-year period with 25% of the shares vesting in December 2018 and the remainder vesting monthly over 36 months from December 2018. Upon execution of the underwriting agreement for our initial public offering, Dr. Dornan was granted an additional option to purchase 110,000 shares of our common stock at an exercise price equal to our initial public offering price. This option is immediately exercisable and vests monthly over a four-year period commencing upon the date of grant. Please see “Outstanding Equity Awards as of December 31, 2021” for information regarding equity awards granted to Dr. Dornan.

Edith A. Perez, M.D.

In March 2020, we entered into an offer letter with Dr. Perez, which governs the terms of her employment with us. For 2021, Dr. Perez was entitled to an annual base salary of $435,000 and was eligible to receive an annual performance bonus with a target amount of 40% of her annual base salary, based on her achievement of certain individual and company performance goals and her continued employment through the time of payment of the bonus. Dr. Perez is also entitled to receive a $1,000 monthly travel allowance. For 2022, Dr. Perez is entitled to an annual base salary of $467,920 and is eligible to receive an annual performance bonus with a target amount of 40% of her annual base salary, based on her achievement of Company performance goals (50%) related to clinical, pipeline development, and financing milestones and objectives, and individual performance goals (50%).

In July 2020, pursuant to her offer letter Dr. Perez was granted an option to purchase 225,000 shares of our common stock at an exercise price of $2.80 per share. This option vests over a four-year period with 25% of the shares vesting in April 2021 and the remainder vesting monthly over 36 months from April 2021. Upon execution of the underwriting agreement for our initial public offering, Dr. Perez was granted an additional option to purchase 100,000 shares of our common stock at an exercise price equal to our initial public offering price. This option is immediately exercisable and vests monthly over a four-year period commencing upon the date of grant. Please see “Outstanding Equity Awards as of December 31, 2021” for information regarding equity awards granted to Dr. Perez.

Grant Yonehiro

In October 2016, we entered into an offer letter with Mr. Yonehiro, which governs the terms of his employment with us. For 2021, Mr. Yonehiro was entitled to an annual base salary of $370,000 and was eligible to receive an annual performance bonus with a target amount of 40% of his annual base salary, based on his achievement of certain annual performance milestones, as determined by us, and subject to his continued employment through the time of payment of the bonus. For 2022, Mr. Yonehiro is entitled to an annual base salary of $386,650 and is eligible to receive an annual performance bonus with a target amount of 40% of his annual base salary, based on his achievement of Company performance goals (50%) related to clinical, pipeline development, and financing milestones and objectives, and individual performance goals (50%).

In January 2017, pursuant to his offer letter Mr. Yonehiro was granted an option to purchase 64,285 shares of our common stock at an exercise price of $2.10 per share. This option vests over a four-year period with 25% of the shares vesting in November 2017 and the remainder vesting monthly over 36 months from November 2017. Upon execution of the underwriting agreement for our initial public offering, Mr. Yonehiro was granted an additional option to purchase 100,000 shares of our common stock at an exercise price equal to our initial public offering price. This option is immediately exercisable and vests monthly over a four-year period commencing upon the date of grant. Please see “Outstanding Equity Awards as of December 31, 2021” for information regarding equity awards granted to Mr. Yonehiro.

Severance and Change in Control Plan

The Severance and Change in Control Plan, or the Severance Plan, provides severance benefits to each of our employees selected for participation in the Severance Plan, subject to execution of a participation agreement for the Severance Plan. Upon the closing of our initial public offering, each of our executive officers and vice presidents, including our named executive officers, became participants in the Severance Plan. The benefits provided under the Severance Plan supersede any similar severance benefits described in a participant’s offer letter or employment agreement. Participants in our Severance Plan will be entitled to receive continued payment of their base salary (12 months for our Chief Executive Officer, nine months for our other executive officers, senior vice presidents and certain other executives as designated by our board of directors and six months base salary for our vice presidents and all other participants so designated by our board) upon either an involuntary termination without cause or a resignation for good reason (as each such term is defined in the Severance Plan) following such termination. In addition, each participant with a qualifying termination is also eligible for payment of continued group health plan premiums during the period of base salary continuation. Our chief executive officer, our other executive officers and senior vice presidents are also eligible to receive a prorated bonus at the target level for the year of termination, paid in equal installments over the period of base salary continuation. Our chief executive officer will also be entitled to an additional amount equal to any then earned but unpaid performance bonus for the calendar year preceding such termination, if our annual performance bonus plan is amended so that it does not require the chief executive officer’s continued service through the bonus payment date in order to earn such annual performance bonus, such that this provision will become applicable.

In the event that an involuntary termination without cause or a resignation for good reason occurs in the period commencing three months prior to and ending 12 months following a change in control, the participant will be entitled to receive a lump sum cash payment (equal to 18 of months base salary for our chief executive officer, 12 months of base salary for our other executive officers, senior vice presidents and certain other executives as designated by our board of directors and nine months of base salary for our vice presidents and all other participants so designated by our board) and a lump such cash payment in respect of such participant’s target annual cash bonus (such payment at 150% of the annual target amount for the chief executive officer, 100% of target for our other executive officers, senior vice presidents and other executives as designated by our board of directors or 75% of target for our vice presidents and all other participants so designated by our board). In addition, each such participant with a qualifying change in control termination is also eligible for payment of continued group health plan premiums for a period of time equal to the number of months of base salary severance that is paid in a lump sum as specified above. Also, in the event of a change in control termination, the unvested portion of any equity awards granted to any participant will fully vest and become exercisable at the later of such participant’s execution of a release or the effective date of such change in control. All such severance benefits are subject to the participant signing a general release of all known and unknown claims in substantially the form provided in the Severance Plan, as well as the participant’s compliance with certain post-termination restrictive covenants.

Our chief executive officer is also entitled to immediate vesting acceleration of any equity awards granted to our chief executive officer if the chief executive officer remains in our continued services through the date of such change in control.

Employee Benefit and Stock Plans

2021 Equity Incentive Plan

Our board of directors adopted the 2021 Equity Incentive Plan, or the 2021 Plan, in January 2021, and our stockholders approved the 2021 Plan in January 2021. The 2021 Plan became effective upon the execution of the underwriting agreement for our initial public offering. The 2021 Plan is the successor to our 2015 Equity Incentive Plan, or the 2015 Plan, which is described below. No further grants will be made under the 2015 Plan.

Types of Awards. Our 2021 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based awards, and other awards, or collectively, awards. ISOs may be granted only to our employees, including our officers, and the employees of our affiliates. All other awards may be granted to our employees, including our officers, our non-employee directors and consultants and the employees and consultants of our affiliates.

Authorized Shares. Initially, the maximum number of shares of our common stock that may be issued under our 2021 Plan is 8,075,000 shares, which is the sum of (1) 4,200,000 new shares, plus (2) returning shares, if any, subject to outstanding stock options or other stock awards as of the effective date of the 2021 Plan that were granted under the 2015 Plan and which are forfeited, terminate, expire or are otherwise not issued. In addition, the number of shares of our common stock reserved for issuance under our 2021 Plan will automatically increase on January 1 of each calendar year that commences after our 2021 Plan becomes effective and continuing through and including January 1, 2031, in an amount equal to 5% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our board of directors or compensation committee. The maximum number of shares of our common stock that may be issued on the exercise of incentive stock options under our 2021 Plan is 24,000,000 shares.

Shares issued under our 2021 Plan are authorized but unissued or reacquired shares of common stock. Shares subject to awards granted under our 2021 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our 2021 Plan. Additionally, shares issued pursuant to awards under our 2021 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under our 2021 Plan.

The maximum number of shares of common stock subject to stock awards granted under the 2021 Plan or otherwise during any period that begins after the 2021 Plan becomes effective and commences on the date of our annual meeting of stockholders for a particular year and ends on the day immediately prior to the date of our annual meeting of stockholders for the next subsequent year to any non-employee director, taken together with any cash retainers paid by us to such non-employee director during such period for service on the board of directors, will not exceed $1.0 million in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the period in which a non-employee director is first appointed or elected to our board of directors, $1.5 million.

Plan Administration. Our board, or a duly authorized committee of our board, may administer our 2021 Plan. Our board has delegated concurrent authority to administer our 2021 Plan to the compensation committee under the terms of the compensation committee’s charter. We sometimes refer to the board, or the applicable committee with the power to administer our equity incentive plans, as the administrator. The administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified awards, and (2) determine the number of shares subject to such awards.

The administrator has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of awards, if any, the number of shares subject to each award, the fair market value of a share of common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements for use under our 2021 Plan.

In addition, subject to the terms of the 2021 Plan, the administrator also has the power to modify outstanding awards under our 2021 Plan, including the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the administrator. The administrator determines the exercise price for a stock option, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of common stock on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement by the administrator.

The administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the administrator.

Options may not be transferred to third-party financial institutions for value. Unless the administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will be treated as NSOs. No ISOs may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations, unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the administrator. Restricted stock awards may be granted in consideration for cash, check, bank draft or money order, services rendered to us or our affiliates or any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation right grant agreements adopted by the administrator. The administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the administrator.

The administrator determines the term of stock appreciation rights granted under the 2021 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. Our 2021 Plan permits the grant of performance-based stock and cash awards. The compensation committee can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock.

The performance goals may be based on any measure of performance selected by the board of directors. The compensation committee may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the compensation committee will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Other Awards. The administrator may grant other awards based in whole, or in part by reference to common stock. The administrator will set the number of shares under the award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2021 Plan; (2) the class and maximum number of shares by which the share reserve may increase automatically each year; (3) the class and maximum number of shares that may be issued upon the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards.

Corporate Transactions. The following applies to stock awards under the 2021 Plan in the event of a corporate transaction, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant. Under the 2021 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

In the event of a corporate transaction, outstanding stock awards may be assumed, continued, or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue, or substitute such stock awards, the vesting of stock awards held by participants whose continuous service has not terminated will be accelerated in full to a date prior to the corporate transaction as determined by the plan administrator. All stock awards not assumed, continued, or substituted for similar stock awards by the surviving or acquiring corporation will terminate upon the corporate transaction. In addition, the plan administrator may also provide, in its sole discretion, that the holder of a stock award that will terminate upon the occurrence of a corporate transaction will receive a payment, if any, equal to the excess of the value of the property the participant would have received upon exercise of the stock award over the exercise price otherwise payable in connection with the stock award.

Transferability. A participant may not transfer awards under our 2021 Plan other than by will, the laws of descent and distribution or as otherwise provided under our 2021 Plan.

Plan Amendment or Termination. Our board has the authority to amend, suspend or terminate our 2021 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board adopted our 2021 Plan. No awards may be granted under our 2021 Plan while it is suspended or after it is terminated.

2015 Equity Incentive Plan

Our board and stockholders adopted the 2015 Plan in April 2015. The 2015 Plan provides for the grant of ISOs, NSOs, stock appreciation rights, restricted stock awards and restricted stock unit awards to our employees, directors and consultants or our affiliates. ISOs may be granted only to our employees or employees of our affiliates.

The 2015 Plan terminated on the date the 2021 Plan became effective. However, any outstanding awards granted under the 2015 Plan will remain outstanding, subject to the terms of our 2015 Plan and the applicable award agreements, until such outstanding options are exercised or until any awards terminate or expire by their terms.

Authorized Shares. Upon the effective date of the 2021 Plan, we will no longer grant awards under our 2015 Plan. As of December 31, 2021, options to purchase 3,422,501 shares were outstanding and zero shares of common stock remained available for future grants under our 2015 Plan. The options outstanding as of December 31, 2021 had a weighted-average exercise price of $3.19 per share.

Plan Administration. Our board or a duly authorized committee of our board administers our 2015 Plan and the awards granted under it. Our board has delegated concurrent authority to administer our 2015 Plan to the compensation committee under the terms of the compensation committee’s charter. The administrator has the unilateral authority to reprice any outstanding option. The administrator may otherwise modify outstanding awards with the consent of any adversely affected participant.

Our board has delegated limited authority to grant options under the 2015 Plan to an equity grant committee with Dr. Schatzman serving as the sole committee member in his capacity as a director. The equity grant committee has the authority to select the non-officer employees and consultants to receive such option grants, whether the option will be an ISO or NSO, and the number of shares subject to those grants.

Acquisitions or Other Combinations of the Company. Our 2015 Plan provides that if we are subject to an acquisition or other combination, as such terms are defined under our 2015 Plan, outstanding awards will be subject to the treatment specified in the transaction agreement. Under the 2015 Plan, an acquisition is generally (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 50% of our outstanding voting securities by our stockholders, or (3) a merger, consolidation or similar transaction following which our stockholders do not own at least 50% of the surviving entity. Under the 2015 Plan, another combination is generally (1) a consolidation or merger involving us where we are not the surviving corporation or (2) our conversion into another form of entity; provided, in each case, that such transaction is not also an acquisition.

In the event we are subject to an acquisition or other combination, the transaction agreement will provide for one or more of the following treatments with respect to all outstanding 2015 Plan awards:

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the assumption, continuation or substitution of the award by a successor corporation, or the acquiring corporation’s parent company;
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acceleration, in whole or in part, of the vesting or exercisability of the award and its termination prior to the transaction if not exercised prior to the effective time of the corporate transaction;
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cancellation of the award prior to the transaction in exchange for the full value of the award if any, as determined by the administrator, and payable in cash, cash equivalents or securities of the successor entity (or its parent, if any); or
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cancellation of the award prior to the transaction in exchange for no consideration.

Transferability. Except as otherwise permitted by the administrator and the 2015 Plan terms, a participant may not transfer awards under our 2015 Plan other than by will, the laws of descent and distribution.

Plan Amendment or Termination. Our administrator has the authority to suspend or terminate our 2015 Plan at any time, provided that such action will not impair a participant’s rights under such participant’s outstanding award without his or her written consent. Certain material amendments also require the approval of our stockholders. As described above, our 2015 Plan terminated upon the effective date of the 2021 Plan so that no future awards will be granted under the 2015 Plan.

2021 Employee Stock Purchase Plan

Our board of directors and stockholders adopted our 2021 Employee Stock Purchase Plan, or the ESPP, in January 2021. The ESPP became effective upon the execution of the underwriting agreement for our initial public offering. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP includes two components. One component is designed to allow our eligible U.S. employees to purchase common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment when necessary or appropriate to permit participation by our eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws.

Authorized Shares. The maximum aggregate number of shares of common stock that may be issued under our ESPP is 420,000 shares. The number of shares of common stock reserved for issuance under our ESPP will automatically increase on January 1 of each calendar year that commences after the ESPP becomes effective and continuing through and including January 1, 2031, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (2) 840,000 shares, and (3) a number of shares determined by our board. Shares subject to purchase rights granted under our ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under our ESPP.

Plan Administration. Our board, or a duly authorized committee thereof, will administer our ESPP. Our board has delegated concurrent authority to administer our ESPP to the compensation committee under the terms of the compensation committee’s charter. The ESPP is implemented through a series of offerings with specific terms approved by the administrator and under which eligible employees are granted purchase rights to purchase shares of common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of common stock will be purchased for our eligible employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of common stock under the ESPP. Unless otherwise determined by the administrator, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of common stock on the first date of an offering or (b) 85% of the fair market value of a share of common stock on the date of purchase. For the initial offering, which commenced upon the execution and delivery of the underwriting agreement relating to our initial public offering, the fair market value on the first day of the initial offering will be the price at which shares were first sold to the public.

Limitations. Our employees, including executive officers, or any of our designated affiliates may have to satisfy one or more of the following service requirements before participating in our ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year, or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. An employee may not be granted rights to purchase stock under our ESPP if such employee (1) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of common stock, or (2) holds rights to purchase stock under our ESPP that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the board of directors will make appropriate adjustments to (1) the number of shares reserved under the ESPP, (2) the maximum number of shares by which the share reserve may increase automatically each year, (3) the number of shares and purchase price of all outstanding purchase rights and (4) the number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of certain corporate transactions, including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately.

ESPP Amendment or Termination. The administrator has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Health and Welfare Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.

401(k) Plan

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Beginning in 2021, we make matching contributions of up to 3% of the eligible employees’ compensation to the 401(k) plan.

Limitations of Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

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any breach of the director’s duty of loyalty to the corporation or its stockholders;
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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
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unlawful payments of dividends or unlawful stock repurchases or redemptions; or
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any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. We believe that the amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS

Prior to the adoption of the Non-Employee Director Compensation Policy in February 2021 described below, we provided equity-based compensation to our non-employee directors who are not affiliated with our investors for the time and effort necessary to serve as a member of our board of directors. In addition, all of our independent directors were entitled to reimbursement of direct expenses incurred in connection with attending meetings of the board or committees thereof.

The following table sets forth information regarding the compensation earned for service on our board of directors during the year ended December 31, 2021. Randall C. Schatzman, Ph.D., our Chief Executive Officer, is also a member of our board of directors, but did not receive any additional compensation for his service as a director. Dr. Schatzman’s compensation as an executive officer is set forth in “Executive Compensation-Summary Compensation Table.”

	Fees Earned
	or Paid in	Option
Name	Cash ($)	Awards ($)(1)(2)	Total ($)
Edgar G. Engleman, M.D.(3)	31,582	—	31,582
James I. Healy, M.D., Ph.D.	38,801	—	38,801
Ashish Khanna, Ph.D.(4)	40,538	—	40,538
Kathleen LaPorte	45,117	—	45,117
Frank D. Lee(5)	5,380	251,019	256,399
Richard A Miller, M.D.	39,703	—	39,703
Peter Moldt, Ph.D.(6)	—	—	—
Brian O’Callaghan(5)	6,420	251,019	257,439
Nicole Onetto, M.D.(7)	1,712	116,733	118,445
Mahendra G. Shah, Ph.D.(3)	41,959	—	41,959

_____

(1)
The amounts reported in this column do not reflect dollar amounts actually received by the non-employee director. Instead, the amounts reflect the aggregate grant date fair value of the stock options granted to the non-employee directors during 2021 under our 2021 Equity Incentive Plan, computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the non-employee directors upon the exercise of the stock options or any sale of the underlying shares of common stock.
(2)
As of December 31, 2021, our non-employee directors held the following option awards:

Name	Number of Option Awards
Edgar G. Engleman, M.D.	—
James I. Healy, M.D., Ph.D.	—
Ashish Khanna, Ph.D.	—
Kathleen LaPorte	27,857
Frank D. Lee	27,860
Richard A Miller, M.D.	44,836
Peter Moldt, Ph.D.	—
Brian O’Callaghan	27,860
Nicole Onetto, M.D.	27,860
Mahendra G. Shah, Ph.D.	—
(3)
In 2021, Drs. Engleman and Shah’s director compensation was paid to Vivo Capital VIII, LLC (“Vivo GP”). Dr. Engleman is a voting member of Vivo GP and Dr. Shah is a managing member of Vivo PANDA, LLC, as described in the “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” section.
(4)
Dr. Khanna resigned as a member of our board of directors in December 2021.
(5)
Messrs. Lee and O’Callaghan became a member of our board of directors in November 2021 and each received initial equity awards of options to purchase 27,860 shares of our common stock at an exercise price of $9.01 per share. The options will vest in 36 equal monthly installments.
(6)
Dr. Moldt resigned as a member of our board of directors in November 2021.

(7)
Dr. Onetto became a member of our board of directors in December 2021 and received initial equity awards of options to purchase 27,860 shares of our common stock at an exercise price of $4.19 per share. The options will vest in 36 equal monthly installments.

Non-Employee Director Compensation Policy

We adopted a non-employee director compensation policy which became effective upon the closing of our initial public offering in February 2021 pursuant to which our non-employee directors are eligible to receive cash and equity compensation for service on our board of directors and committees of our board of directors.

Commencing upon our initial public offering, each non-employee director received an annual cash retainer of $35,000 for serving on our board of directors.

The chairperson of our board of directors is entitled to a cash retainer of $65,000 in lieu of the annual retainer received by other non-employee directors.

The chairperson and members of the following three committees of our board of directors are entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	15,000	7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000

All annual cash retainers are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, prorated based on the number of days served in the applicable fiscal quarter, provided that for the fiscal quarter which includes the closing date of our initial public offering, the cash compensation amounts will be prorated based on the number of days served in such fiscal quarter commencing on the closing date of our initial public offering.

Each new non-employee director who joins our board of directors will receive an option to purchase 50,000 shares of our common stock under our 2021 Equity Incentive Plan. The shares subject to this option will vest on a monthly basis over 36 months commencing on the grant date, subject to the non-employee director’s continuous service with us on each applicable vesting date. Such newly joining director will also receive a prorated initial annual option grant consisting of an option to purchase a number of shares of our common stock determined by multiplying 25,000 by the percentage obtained by dividing the number of calendar days from the date such new director joins us to the date of the next scheduled annual stockholder meeting by the total number of calendar days scheduled to follow the date of the last annual stockholder meeting through the date of the next annual stockholder meeting. Such prorated initial annual option will vest in full on the date immediately preceding the date of next annual stockholder meeting, subject to the non-employee director’s continuous service through such vesting date.

On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase 25,000 shares of our common stock under the 2021 Equity Incentive Plan, vesting on the earlier of the one-year anniversary of the grant date or the date immediately prior to the next annual stockholder meeting date, subject to the non-employee director’s continuous service with us on the applicable vesting date.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be the closing price of our common stock as reported by Nasdaq on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us. Each stock option and other equity award granted to our non-employee directors is also entitled to immediate vesting acceleration upon a change in control if the non-employee director remains in our continued services through the date of such change in control.

Each non-employee director is subject to an annual director compensation limit. In any one-year period measured as commencing on the date of each annual meeting of stockholders that is held following the closing of our initial public offering and ending on the day immediately prior to the date of the subsequent annual meeting of stockholders, the aggregate value of all compensation granted or paid to each non-employee director may not exceed (i) $1,000,000 in total value or (ii) in the event such non-employee director is first appointed or elected during such annual period, $1,500,000 in total value, in each case calculating the value of any equity awards based on the grant date fair market value for financial reporting purposes.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related Person Transaction Policy and Procedures

Our board of directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction and the extent of the related person’s interest in the transaction.

Certain Related Person Transactions

The following is a summary of transactions since January 1, 2021, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Preferred Stock Financings

In January 2021, we issued and sold an aggregate of 5,611,059 shares of our Series C-2 preferred stock to 17 accredited investors at a purchase price of $9.2575 per share for an aggregate purchase price of $51.9 million.

The following table summarizes the Series C-2 preferred stock purchased by holders of more than five percent of our capital stock and their affiliated entities and our directors since January 1, 2021. None of our executive officers purchased shares of preferred stock.

	Series C-2
	Preferred	Aggregate
Name of Stockholder	Stock (#)	Purchase Price ($)
Novo Holdings A/S	458,337	24,137,511
Entities affiliated with Vivo Capital(1)	393,286	22,353,535
Sofinnova Venture Partners X, L.P.(2)	1,200,228	19,999,999
Citadel Multi-Strategy Equities Master Fund Ltd.	900,171	14,999,999
Entities affiliated with RA Capital Management(3)	900,169	14,999,999
Nan Fung Group Holdings Limited	183,320	13,054,761

(1)
Includes shares of preferred stock and warrants to purchase common stock purchased by (a) Vivo Capital Fund VIII, L.P., (b) Vivo Capital Surplus Fund VIII, L.P. and (c) Vivo PANDA Fund, L.P., or Vivo PANDA LP. Dr. Engleman, a member of our board of directors, is a founding member of Vivo Capital Fund. Mahendra G. Shah, Ph.D., one of our directors, is a managing director of Vivo PANDA GP.
(2)
Dr. Healy, a member of our board of directors, is a General Partner of Sofinnova Investments.
(3)
Includes shares of preferred stock purchased by (a) RA Capital Healthcare Fund, L.P., (b) RA Capital Nexus Fund, L.P. and (c) Blackwell Partners LLC-Series A.

Upon the closing of our initial public offering in February 2021, each share of preferred stock was converted into one share of common stock. For a description of the material rights and privileges of the preferred stock, see Note 8 to our audited financial statements in our Form 10-K.

Investor Rights Agreement

In June 2020, we entered into an amended and restated investor rights agreement, or IRA, with certain holders of our capital stock, including entities affiliated with Citadel Multi-Strategy Equities Master Fund Ltd., Novo Holdings A/S, Pivotal bioVenture Partners LLC, entities affiliated with RA Capital Management, Sofinnova Investments, Inc. and Vivo Capital and including certain members of, and affiliates of, our directors. The IRA provides certain holders of our common stock issued upon conversion of our preferred stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. Dr. Healy, a member of our board of directors, is affiliated with Sofinnova Investments, Inc. Drs. Engleman and Shah, members of our board of directors, are both affiliated with Vivo Capital. The IRA also provides these stockholders with information rights, which terminated upon the closing of our initial public offering, and a right of first refusal with regard to certain issuances of our capital stock, which did not apply to, and terminated upon, the closing of our initial public offering.

Relationship with Stanford University

In May 2015, we entered into a license agreement with Stanford, pursuant to which Stanford was issued 37,551 shares of our common stock and two co-inventors were issued an aggregate of 14,850 shares of our common stock in September 2016. In June 2018, we entered into a second license agreement with Stanford covering two additional inventions. During 2021, we made payments to Stanford of $120,764 for annual license fees and patent expense reimbursement.

Dr. Engleman, a member of our board of directors, is a professor at Stanford. Dr. Engleman is a co-inventor of some of the patents that we license from Stanford. Pursuant to our 2015 license agreement with Stanford, a trust associated with Dr. Engleman was issued 7,425 shares of our common stock in September 2016. Under Stanford’s policies, as a co-inventor Dr. Engleman is entitled to receive a share of any royalties that we pay to Stanford under the agreements with respect to the covered intellectual property. No royalty payments have been made to date.

Employment Arrangements

We have entered into employment agreements and offer letters with certain of our executive officers. For more information regarding these agreements with our executive officers, see “Executive Compensation-Employment Arrangements.”

Equity Grants

We have granted options to certain of our directors and executive officers. For more information regarding the options granted to our directors and named executive officers, see “Executive Compensation.”

Indemnification

We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board.

In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see “Executive Compensation—Limitations of Liability and Indemnification Matters.”

Policies and Procedures for Related Person Transactions

Our board of directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction and the extent of the related person’s interest in the transaction.

Director Independence

Please see “Directors, Executive Officers and Corporate Governance—Director Independence” and “—Committees of our Board of Directors” for information regarding the independence of the board of directors and the committees of the board of directors.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Bolt Biotherapeutics, Inc. stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2021, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and SEC. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2021 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and is seeking ratification of such selection by the Company’s stockholders at the Annual Meeting.

AUDIT COMMITTEE

Kathleen LaPorte (Chairperson)

Brian O’Callaghan

Mahendra G. Shah, Ph.D.

April 28, 2022

The foregoing report of the Audit Committee of the Board of the directors does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ William P. Quinn
Chief Financial Officer and Secretary
April 28, 2022

ADDITIONAL INFORMATION

Our Form 10-K has been posted on our corporate website at https://investors.boltbio.com/financial-information/sec-filings and at www.proxydocs.com/BOLT. For stockholders receiving a Notice of Internet Availability of Proxy Materials, instructions on how to request a printed copy of our Proxy Materials and Form 10-K are included in the Notice of Internet Availability. Stockholders receiving a printed copy of this Proxy Statement have also received a copy of our Form 10-K. We will provide, without charge, a copy of our Form 10-K for the year ended December 31, 2021 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to our Secretary the following address:

Bolt Biotherapeutic, Inc.

900 Chesapeake Drive

Redwood City, CA 94063

PROXY TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxydocs.com/BOLT• Cast your vote online • Have your Proxy Card ready •Follow the simple instructions to record your vote PHONE Call1-855-773-1625 • Use any touch-tone telephone • Have your Proxy Card ready •Follow the simple recorded instructionsMAIL •Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/BOLTBolt Biotherapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 14, 2022 TIME: Friday, June 10, 2022 11:00 AM, Pacific Time PLACE: Annual Meeting to be held live via webcast - please visit www.proxydocs.com/BOLT for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Randall C. Schatzman, Ph.D. and William P. Quinn (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bolt Biotherapeutics, Inc., which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Bolt Biotherapeutics, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect each of the three Class I director nominees, each to serve until the earliest of the 2025 Annual Meeting of Stockholders, or until their successor is duly elected and qualified, or until their respective death, resignation or removal. FOR WITHHOLD1.01 Frank D. Lee #P2# #P2# FOR 1.02 Brian O’Callaghan #P3# #P3# FOR 1.03 Mahendra G. Shah, Ph.D. #P4# #P4# FOR FOR AGAINST ABSTAIN 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. #P5# #P5# #P5# FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/BOLT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date

PROXY TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903Bolt Biotherapeutics, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 10, 2022 For Stockholders of record as of April 14, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/BOLT To vote your proxy while visiting this site, you will need the 12-digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/BOLT Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 31, 2022. To order paper materials, use one of the following methods: INTERNET www.investorelections.com/BOLTTELEPHONE (866) 648-8133 E-MAIL paper@investorelections.comWhen requesting via the internet or telephone you will need the 12-digit control number located in the shaded box above. Bolt Biotherapeutics, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Friday, June 10, 2022 11:00 AM, Pacific Time Annual Meeting to be held live via webcast - please visit www.proxydocs.com/BOLT for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/BOLTSEE REVERSE FOR FULL AGENDA

Bolt Biotherapeutics, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL1. To elect each of the three Class I director nominees, each to serve until the earliest of the 2025 Annual Meeting of Stockholders, or until their successor is duly elected and qualified, or until their respective death, resignation or removal. 1.01 Frank D. Lee 1.02 Brian O’Callaghan 1.03 Mahendra G. Shah, Ph.D. 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.